                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our reports dated February 23, 2001, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 7, 2001